Numerex Corp. Contact:
Alan Catherall
770 485-2527

Investor Relations Contact:
Seth Potter
646 277-1230
Exhibit 99.1

For Immediate Release

Numerex Reports First Quarter 2009 Financial Results

69% Increase in Digital Connections Drives 60% Growth in Digital M2M Service Revenue

ATLANTA, Ga. – May 7, 2009—Numerex Corp. (NASDAQ:NMRX), a leading single-source provider of secure wireless  machine-to-machine (M2M) network services and solutions, today announced financial results for the first quarter ended March 31, 2009.

Key financial metrics for the first quarter of 2009 include:

•
A year-over-year growth rate of 60% in recurring M2M service revenues, excluding analog service revenue recorded in the first quarter of last year. Analog service was decommissioned in the United States and Canada beginning in March of 2008. Numerex reported total consolidated service revenues of $7.0 million in the first quarter of 2009 compared to $6.8 million in the same period last year which included analog service revenue.

•
Gross margin for the three months ended March 31, 2009 was 41.9% compared to 31.2% during the same period last year. The continuing increase in wireless service revenue drives an overall margin improvement since service revenues have a significantly higher gross margin than those achieved through the sale of hardware.

•
Total operating expenses were $6.6 million during the quarter ended March 31, 2009 compared to $6.4 million for the first quarter of 2008. Excluding litigation-related legal fees, expenses were lower during the current quarter by approximately $500,000 compared to the same period last year reflecting reductions in administrative headcount, travel, consulting services, facility expenses, as well as other related costs.

“We are pleased with the first quarter’s performance highlighted by the continued growth in digital connections and long-term recurring service revenues,” said Stratton Nicolaides, chairman and chief executive officer of Numerex.  “During the quarter, digital connections reached 758,000 compared to 449,000 reported at the end of first quarter of 2008. Our previously announced strategy to focus our resources on generating higher-margin service revenues and de-emphasize hardware-only sales is working well. The breadth of M2M activity witnessed towards the end of last year and to date has exceeded expectations. We have signed over 25 master service agreements with a variety of customers since the beginning of the year and have several more in the queue for processing.”

Specific accomplishments since our last results press release in late February earlier this year include:

•
Expanded Web focused activities, consolidating cloud computing-based application development architecture and introducing an M2M Development Exchange to promote Numerex capabilities and foster innovation within the M2M community.

•	Formally announced that Telcel, Mexico’s leading wireless services provider, GE Security and Numerex have joined forces to provide security monitoring capabilities for Telcel’s customer base.

•
Further enhanced the capabilities of the company’s resilient and scalable platforms for the rapid creation and support of web-based M2M applications. The early April announcement of an expanded partnership with Geoforce is an example of the customer acquisition potential of these attributes.

GAAP loss from operations and net loss were $1.3 million and $1.7 million, respectively, compared to GAAP operational break-even and a net loss of $0.2 million in the first quarter of 2008. GAAP basic/diluted loss per share was $0.12 for the quarter ended March 31, 2009, compared with a loss of $0.02 in the same period last year.

For the quarter ended March 31, 2009, Adjusted EBITDA, excluding stock-based compensation expense and legal fees associated with litigation was $0.8 million compared to $1.4 million in the same period last year.  Non-GAAP net loss was $0.4 million for the quarter ended March 31, 2009 compared to $0.3 million net income in the same period last year.  Non-GAAP basic/diluted loss per share was $0.03 for the quarter ended March 31, 2009 compared to earnings per share of $0.03 in the same period last year.  A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Numerex ended the first quarter of 2009 with a cash balance of $9.5 million compared to $8.9 million in the fourth quarter of 2008. The increase in the cash balance was due primarily to continued inventory management and the collection of receivables.  During the quarter, days sales outstanding (DSO) improved to 48 days from 50 days during the fourth quarter of 2008.

“The shift in strategy that we mentioned above has begun to produce tangible results. The growth in our connection base and service revenues generated by our core business has yet to reflect the revenue potential of our new foundation services and the Open Platform as a Service that we announced today,” Nicolaides stated. “Our stable balance sheet and cash flow generating ability will allow Numerex to benefit from the growing M2M opportunities. As a result, we expect our digital connection base to grow between 30% and 40% for the full year with a significantly improved operating performance before non-recurring expenses.”

Quarterly Conference Call

Numerex will discuss its quarterly results via teleconference today at 9:00 a.m. Eastern Time. Please dial (866) 838-2057, or if outside the U.S or Canada, (904) 596-2360, to access the conference call at least five minutes prior to the 9:00 a.m. ET start time. A live webcast and replay of the call will also be available at http://www.numerex.com under the Investor Relations section.  An audio replay will be available via the Numerex web site beginning two hours after the call end.

About Numerex
Numerex Corp. (NASDAQ: NMRX - News) is the machine-to-machine (M2M) provider of choice to some of the world's largest organizations delivering secure, all-around solutions through a single source. The Company's M2M expertise enables its customers to efficiently, reliably, and securely monitor and manage assets remotely whenever and wherever needed, while simplifying and speeding up development and deployment. Numerex is the first M2M service provider in North America to carry the ISO 27001 information security certification. Numerex DNA(TM) offerings include hardware Devices, Network services, and software Applications offered as individual components or as bundled services. At Numerex, "Machines Trust Us(TM)". For additional information, please visit www.numerex.com.

This press release contains, and other statements may contain, forward-looking statements with respect to Numerex future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding growth trends and activities in the wireless data business. Forward-looking statements are typically identified by words or phrases such as "believe," "expect," "anticipate," "intend," "estimate," "assume," "strategy," "plan," "outlook," "outcome," "continue," "remain," "trend," and variations of such words and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may," or similar expressions. Numerex cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. These forward-looking statements speak only as of the date of this press release, and Numerex assumes no duty to update forward-looking statements. Actual results could differ materially from those anticipated in these forward-looking statements and future results could differ materially from historical performance.

The following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: our inability to reposition our platform to capture greater recurring service revenues, difficulties associated with integrating Orbit One’s business, the risks that a substantial portion of Orbit One's revenues are derived from government contracts that may be terminated by the government at any time, variations in quarterly operating results, delays in the development, introduction, integration and marketing of new wireless services; customer acceptance of services; economic conditions; changes in financial and capital markets; the inability to attain revenue and earnings growth in our wireless data business; changes in interest rates; inflation; the introduction, withdrawal, success and timing of business initiatives and strategies; competitive conditions; the inability to realize revenue enhancements; and extent and timing of technological changes. Numerex SEC reports identify additional factors that can affect forward-looking statements.

Numerex Corp.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008	Change	% Change
Net sales:
Hardware	$5,675	$13,623	$(7,948)	-58%
Service	6,987	6,832	155	2%
Total net sales	12,662	20,455	(7,793)	-38%
Cost of hardware sales	4,928	12,162	(7,234)	-59%
Cost of services	2,434	1,906	528	28%
Gross Profit	5,300	6,387	(1,087)	-17%
	41.9%	31.2%	13.9%
Selling, general, administrative and legal expenses	5,184	4,948	236	5%
Research and development expenses	508	530	(22)	-4%
Bad debt expense	155	138	17	12%
Depreciation and amortization	792	750	42	6%
Operating earnings (loss)	(1,339)	21	(1,360)	nm

Interest expense	(347)	(403)	56	-14%
Other expense	-	(2)	2	nm
Earnings (loss) before income taxes	(1,686)	(384)	(1,302)	nm
Provision/(benefit) for income taxes	37	(166)	203	-122%
Net earnings (loss)	$(1,723)	$(218)	$(1,505)	N/A

Basic earnings (loss) per common share	$(0.12)	$(0.02)
Diluted earnings (loss) per common share	$(0.12)	$(0.02)
Number of shares used in per share calculation
Basic	14,169	13,724
Diluted	14,169	13,724

Numerex Corp.
Supplemental Sales Information
(in thousands)

	Three Months Ended
	March 31,
Net Sales:	2009	2008	Change
Wireless Data Communications
Hardware	$5,572	$13,421	$(7,849)
Service	6,235	6,132	103
Sub-total	11,807	19,553	(7,746)
Digital Multimedia, Networking and Wireline Security
Hardware	103	202	(99)
Service	752	700	52
Sub-total	855	902	(47)
Total
Hardware	5,675	13,623	(7,948)
Service	6,987	6,832	155
Total net sales	12,662	20,455	(7,793)

Numerex Corp.
Condensed Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended			Three Months Ended
	March 31, 2009			March 31, 2008
	GAAP		Non-GAAP	GAAP		Non-GAAP
	Results	Adjustments	Results	Results	Adjustments	Results
Net sales:
Hardware	$5,675		$5,675	$13,623		$13,623
Service	6,987		6,987	6,832		6,832
Total net sales	12,662		12,662	20,455		20,455
Cost of hardware sales	4,928		4,928	12,162		12,162
Cost of services	2,434		2,434	1,906		1,906
Gross Profit	5,300	-	5,300	6,387	-	6,387
	41.9%		41.9%	31.2%		31.2%
Selling, general, administrative and legal expenses	5,184	(1,362)	3,822	4,948	(682)	4,266
Research and development expenses	508		508	530		530
Bad debt expense	155		155	138		138
Earnings before interest, depreciation and amortization	(547)	1,362	815	771	682	1,453
Depreciation and amortization	792	-	792	750	-	750
Operating earnings	(1,339)	1,362	23	21	682	703
Interest expense	(347)		(347)	(403)		(403)
Other income	-		-	(2)		(2)
Earnings (loss) before tax	(1,686)	1,362	(324)	(384)	682	298
Provision (benefit) for income tax	37	-	37	-	-	-
Net earnings (loss)	$(1,723)	$1,362	$(361)	$(384)	$682	$298

Basic earnings (loss) per common share	$(0.12)		$(0.03)	$(0.03)		$0.02
Diluted earnings (loss) per common share	$(0.12)		$(0.03)	$(0.03)		$0.02
Number of shares used in per share calculation
Basic	14,169		14,169	13,724		13,724
Diluted	14,169		14,169	13,724		13,724

(a) These Unaudited non-GAAP Consolidated Statements of Operations are for informational purposes only and are not presented in accordance with GAAP. The adjustments necessary to provide a direct reconciliation of the non-GAAP to the GAAP basis consolidated
Statement of Operations exclude stock option expense, legal fees associated with litigation and goodwill and long-lived asset impairment expense.

NUMEREX CORP.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share information)
	March 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$9,463	$8,917
Short-term investments	-	-
Accounts receivable, less allowance for doubtful accounts of $1,067 at March 31, 2009 and $1,010 at December 31, 2008:	7,839	9,159
Inventory	6,305	8,506
Prepaid expenses and other current assets	1,814	1,508
Deferred tax asset - current	-	-
TOTAL CURRENT ASSETS	25,421	28,090

Property and equipment, net	2,055	1,765
Goodwill, net	23,787	23,771
Other intangibles, net	5,517	5,796
Software, net	2,873	2,796
Other Assets	239	288
Deferred tax asset - long term	-	-
TOTAL ASSETS	$59,892	$62,506

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$6,059	$7,289
Other current liabilities	2,878	2,943
Note payable, current	2,568	2,568
Deferred revenues	1,907	1,134
Obligations under capital leases, current portion	23	29
TOTAL CURRENT LIABILITIES	13,435	13,963

LONG TERM LIABILITIES
Note Payable	6,987	7,629
Obligations under capital leases and other long term liabilities	488	520
TOTAL LONG TERM LIABILITIES	7,475	8,149

SHAREHOLDERS’ EQUITY
Preferred stock - no par value; authorized 3,000,000; none issued	-	-
Class A common stock – no par value; authorized 30,000,000; issued 15,354,525 shares at March 31, 2009 and 15,349.327 shares at December 31, 2008	50,820	50,801
Additional paid-in-capital	4,881	4,587
Treasury stock, at cost, 1,185,809 shares on March 31, 2009 and December 31, 2008	(5,053)	(5,053)
Class B common stock – no par value; authorized 5,000,000; none issued	-	-
Accumulated other comprehensive income (loss)	(10)	(8)
Accumulated earnings	(11,656)	(9,933)
TOTAL SHAREHOLDERS' EQUITY	38,981	40,394
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$59,892	$62,506

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